Exhibit 10.2

AMENDMENT TO MANAGEMENT AGREEMENT

This AMENDMENT (this “Amendment”) TO THE MANAGEMENT AGREEMENT (the “Agreement”) dated as of August 4, 2010 by and among inVentiv Group Holdings, Inc. (formerly Papillon Holdings, Inc.), a Delaware corporation (“Group Holdings”), inVentiv Midco Holdings, Inc., a Delaware corporation (“Midco Holdings”), inVentiv Holdings, Inc., a Delaware corporation (“Holdings”), inVentiv Acquisition, Inc. (formerly Papillon Acquisition Inc.), a Delaware corporation (“MergerCo”), inVentiv Health, Inc., a Delaware corporation (the “Company”, and together with Group Holdings, Midco Holdings, Holdings and MergerCo, the “Companies”), and THL Managers VI, LLC, a Delaware limited liability company (“Sponsor”) is entered into as of December 2, 2013.

RECITALS

WHEREAS, effective as of August 4, 2010, MergerCo was merged with and into the Company, with the Company as the surviving entity; and

WHEREAS, the Companies and the Sponsor desire to amend the terms of the Agreement as set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The definition of “Annual EBITDA” as set forth in Section 2 of the Agreement shall be amended to read as follows:

“For purposes of this Agreement, “Annual EBITDA” means Consolidated EBITDA as defined in and computed in accordance with the Credit Agreement in effect on the Closing Date (as defined in Merger Agreement) provided, however, that the following items shall be excluded from the amount calculated pursuant to clause (b) of such definition of Consolidated EBITDA (and, as a result, the definition of Annual EBITDA shall not reflect any addition or increase in respect of any of the following items):

1.	any costs paid or incurred in connection with being a public company prior to the Closing Date and through the fiscal quarter of the Company ending September 30, 2010;

2.	any costs, charges, accruals and reserves in connection with any integration, transition, facilities openings, vacant facilities, consolidations, relocations and closings, permitted acquisitions and dispositions, business optimization (including relating to systems design, upgrade and implementation costs), customer disputes, restructuring, severance, severance and curtailments or modifications to pension or postretirement employee benefit plans; and

3.	the amount of “run-rate” cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions.

The following items shall be added back to the amount calculated pursuant to clause (b) of such definition of Consolidated EBITDA (and, as a result, the definition of Annual EBITDA shall be increased by the following items):

4.	Losses incurred from the repatriation of cash outside of the ordinary course.

Each item set forth above shall be determined from the face of the Company’s consolidated financial statements or the notes thereto for such fiscal year; provided, however, that any such item not included on the face of the Company’s consolidated financial statements or the notes thereto shall be derived from the books and records of the Company.

For the avoidance of doubt, there shall be no double counting or duplication of any of the excluded or added back items above.”

2. Section 9 of the Agreement shall be amended to read in its entirety as follows:

“9. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, or any of them, to them at:

c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attention:	Todd M. Abbrecht
Facsimile:	(617) 227-3514

and

inVentiv Health, Inc.
One Van de Graaff Drive
Burlington, Massachusetts 01803
Attention:	Chief Executive Officer
Facsimile:	(781) 425-4611

with a copy to:

inVentiv Health, Inc.
One Van de Graaff Drive
Burlington, Massachusetts 01803
Attention:	General Counsel
Facsimile:	(781) 425-4611

If to Sponsor, to it at:

c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attention:	Todd M. Abbrecht
Facsimile:	(617) 227-3514

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention:	David C. Chapin, Esq.
Julie H. Jones, Esq.
Facsimile:	(617) 951-7050

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.”

3. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Amendment, then such unenforceable provision will be deemed eliminated from this Amendment for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Amendment be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

4. Entire Agreement. The Agreement, as amended by this Amendment, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto. Except as amended by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANIES:	INVENTIV GROUP HOLDINGS, INC.

	By:	/s/ Eric Sherbet
		Name:	Eric Sherbet
		Title:	General Counsel

INVENTIV MIDCO HOLDINGS, INC.

	By:	/s/ Eric Sherbet
		Name:	Eric Sherbet
		Title:	General Counsel

INVENTIV HOLDINGS, INC.

	By:	/s/ Eric Sherbet
		Name:	Eric Sherbet
		Title:	General Counsel

INVENTIV HEALTH, INC.

	By:	/s/ Eric Sherbet
		Name:	Eric Sherbet
		Title:	General Counsel

SPONSOR:	THL MANAGERS VI, LLC
BY: THOMAS H. LEE PARTNERS, L.P., ITS
MANAGING MEMBER
BY: THOMAS H. LEE ADVISORS, LLC, ITS
GENERAL PARTNER

	By:	/s/ Todd M. Abbrecht
Name:
Title: